Exhibit 10.1
                                 AMENDMENT TO
                         JOINT POWER SUPPLY AGREEMENT


           This Amendment Agreement dated _________ ___, 2000 by and among Wisconsin Power and Light Company, a Wisconsin corporation ("Power Company"), Wisconsin Public Service Corporation, a Wisconsin corporation ("Service Company"), and Madison Gas and Electric Company ("Electric Company") amends the Joint Power Supply Agreement dated February 2, 1967, and as amended from time to time to date, by and among Power Company, Service Company and Electric Company ("Joint Agreement") as follows:

1. The Joint Agreement hereby is supplemented and amended by adding the following Section 3.001:

           Section  3.001.   Companies  Defined.   As  used  in  this
                             ------------------
           Article  III,  "Companies"  shall mean Power  Company  and
           Service Company.

2. The Joint Agreement hereby is supplemented and amended by adding the following Section 3.002:

           Section  3.002.  Effective  Date.  The  effective  date of
                            ---------------
           this Amendment Agreement is the date of the closing of the transactions contemplated by the Settlement and Ownership Transfer Agreement between Service Company and Electric Company attached as Attachment 1.

3. The Joint Agreement hereby is amended by deleting Section 3.01 in its entirety and replacing it as follows:

           Section  3.01.   Ownership  Share.  The  Companies  hereby
                            ----------------
           provide for the construction and operation of a nuclear energy plant ("Nuclear Plant") of approximately 527,000 KW name-plate capacity, to be located in northeastern Wisconsin, and to be owned by the Companies as tenants in common with undivided ownership interests as follows (in this Article III referred to as their respective "Ownership Share"):

                                                                  %
                                                                ----
           Wisconsin Power and Light Company                    41.0
           Wisconsin Public Service Corporation                 59.0


4. The Joint Agreement hereby is amended by deleting Section 3.09 in its entirety and replacing it as follows:

           Section  3.09.  Default.  During any period that a Company
                           -------
           is in default in whole or in part in performing any of its obligations under this Article III, such Company shall be obligated to pay any damages (including reasonable attorneys' fees and costs associated with, among other things, any dispute associated with resolving or determining such default) to the non-defaulting Company resulting from the default, and in case of a payment default under this Article III which is not cured within 90 days of an arbitrated or agreed determination that such a default exists (a) the defaulting Company shall be entitled to no energy from the Nuclear Plant following the 90 day cure period until the payment is made and (b) the non-defaulting Company shall be entitled to all of the energy from the Nuclear Plant until the default is cured. No such default shall affect any Company's ownership interest, or any Company's obligations under Sections 3.07 or 3.08.

5.    The  Joint  Agreement   hereby  is  amended  by  deleting  the  following
      paragraph of Section 3.10 in its entirety and replacing it as follows:

      Delete:

           Section  3.10.  Operation and  Maintenance.  The Companies
                           --------------------------
           shall establish an Operating  Committee for the purpose of establishing general policies for the operation and maintenance of the Nuclear Plant. All of the Companies shall be represented on the Operating Committee and the voting power of the representatives of each company shall be in proportion to the Ownership Share of such company. The vote of the representatives of the Companies having Ownership Shares aggregating more than 50% shall be controlling on any question to be determined by the Operating Committee. The Operating Committee shall meet at the call of any member.

      Replace with:

           Section  3.10.  Operation and  Maintenance.  The Companies
                           --------------------------
           shall establish an Operating  Committee for the purpose of
           establishing   general  policies  for  the  operation  and
           maintenance   of  the   Nuclear   Plant.   The   Operating
           Committee shall meet at the call of any member. The Companies shall be represented on the Operating Committee and the voting power of the representatives of each company shall be in proportion to the Ownership Share of such company. The vote of the representatives of the company or companies having an Ownership Share(s) aggregating more than 50% shall be controlling generally on any question to be determined by the Operating Committee; provided, however, that unanimous consent shall be required to: (1) reduce the planned operational capacity of the Nuclear Plant by 52,700 KW or more; (2) relicense the Nuclear Plant with the federal Nuclear Regulatory Commission; or (3) decommission the Nuclear Plant (except as provided in Sections 6.06 to 6.069 below).

           The Operating Company shall prepare and present an annual non-fuel Operating and Maintenance Budget and an annual Capital Budget ("Capital Budget" for purposes of this Amendment Agreement means the non-fuel capital budget prepared on a cash flow basis consistent with existing practice) for the Nuclear Plant to the Operating Committee. Such annual Budgets shall be issued by November 15 of the year prior to that covered by the Budgets (subject to any changes which may be necessitated by the Board of Directors of Service Company in its annual review of such Budgets, which shall occur by December 31 of that same year). The Companies shall use good faith efforts to agree on such Budgets. Power Company shall notify Service Company in writing within 30 days after a Budget is initially issued if Power Company objects to or disagrees with a Budget (Power Company shall also have 30 days to object to Budget changes made by the Board of Directors of Service Company in its review of such Budgets). Any such notice must describe the basis for the objection or disagreement in reasonable detail. If Power Company's disagreement with a Budget satisfies the criteria in Section 6.063(b) below, then it shall be dealt with as provided in that section; if it does not, then the disagreement shall be resolved pursuant to majority vote of the Operating Committee, as described above. In addition to providing the required annual Budgets, each year Service Company shall at the same time prepare and present nonbinding forecast non-fuel Operating & Maintenance and Capital Budgets for the year following that covered by the actual Budgets.

6. The Joint Agreement hereby is amended by deleting Section 6.02 in its entirety and replacing it as follows:

           Section  6.02.  Restrictions  on Transfer - General.  Each
                           -----------------------------------
           company agrees that, during the term of this Agreement and except as specifically permitted under Sections 6.03, 6.04, and 6.06, neither its interest in this Agreement nor its interest in any of the Subject Properties shall be assigned, transferred or otherwise disposed of or permitted or required to be partitioned, or shall be permitted to be subject to any lien or encumbrance of any character, without the written consent of the other company.

7.    The Joint Agreement  hereby is supplemented and amended by adding Section
      6.06 as follows:

           Section  6.06.  Put and Call  Options.  Subject  to and as
                           ---------------------
           described in Sections 6.06 through 6.069 hereof, Service Company and Power Company (either, the "Transferring Company") shall each have the right and option (the "Put Option") to require the other party (the "Receiving Company") to purchase all of the Transferring Company's right, title and interest in and to all of its Ownership Share in the Nuclear Plant. In addition, each party shall have an option to purchase (the "Call Option") all the other party's right, title and interest in and to all of its Ownership Share as described in Section 6.068
                                                       --------------
           below.

           Section  6.061.  Trigger  Events for Put  Option.  The Put
                            -------------------------------
           Option shall be exercisable only upon the occurrence of one of the following three events (each, a "Trigger Event"): (1) the Adjusted Book Value of the Transferring Company's Ownership Share is at or below the level set in
           Section  6.062 below (the  "Valuation  Trigger");  (2) the
           --------------
           Transferring  Company has "cause" as described in Section
                                                             -------
           6.063   below   (the   "Cause   Trigger");   or  (3)   the
           -----                                        --
           Transferring Company decides to sell its Ownership Share without cause, as described in Section 6.064 below (the
                                            --------------
           "Without Cause Trigger").

           Section  6.062.   Valuation  Trigger  for  Put  Option.  A
                             ------------------------------------
           Company may exercise its Put Option pursuant to this Trigger Event only if the Adjusted Book Value of its Ownership Share in the Nuclear Plant (excluding for this
                                                   ---------
           purpose  the  capitalized  book  value  of  Nuclear  Plant capital investments made subsequent to completion of Steam Generator Replacement) will be at or below Five
           Million Dollars ($5,000,000) on the date the proposed transfer closes. The "Adjusted Book Value" of a Company's Ownership Share means the book value of the
           Company's  undivided  ownership  interest  in the  Nuclear
           Plant  as  reflected  on  its  books   utilized  for  PSCW
           regulatory purposes.

           Section  6.063.  Cause  Trigger for Put Option.  A Company
                            -----------------------------
           has "cause" and may exercise its Put Option pursuant to this Trigger Event only upon the occurrence of any one or more of the following:

                a. The Operating Company has materially failed to meet the operation and maintenance standards set forth in the Joint Agreement, and has not cured such material failure after receiving 90 days' written notice thereof from Power Company, with such failure and cure as determined by mutual agreement of Service Company and Power Company, or in the absence of such agreement as determined in accordance with Article VIII of this Agreement, in which case Power Company shall have "cause";

                b. The Companies in good faith cannot agree on an annual non-fuel Operating and Maintenance Budget, and the
                                                              ---
           dispute concerns a difference in proposed annual expenditures for the Budget Year exceeding Five Million Dollars ($5,000,000) (in 1998 dollars), and the party
                                                       ---
           proposing the lower expenditures can demonstrate that such lower expenditures will allow the Nuclear Plant to continue to operate in accordance with the operation and maintenance standards set forth in the Joint Agreement, and the party that proposed the higher expenditure fails
           ---
           to reduce the non-fuel Operating and Maintenance Budget to reflect such lower expenditures; in which case the party proposing the lower expenditures shall have "cause";

                c. The Companies in good faith cannot agree on an annual Capital Budget (excluding Steam Generator
           Replacement   expenses),   and  the  dispute   concerns  a
                                      ---
           difference  in  such  proposed  budget   exceeding  Eleven
           Million Dollars ($11 million) (in 1998 dollars), in which case the party proposing the lower expenditures shall have "cause";

                d. There is an arithmetic average annual actual expenditure deviation exceeding Five Million Dollars
           ($5,000,000) (in 1998 dollars) (such arithmetic average to be calculated as follows: the sum of the actual budget differential (positive or negative) (subject year) plus actual budget differential (positive or negative) (calendar year preceding subject year) plus actual budget differential (positive or negative) (second calendar year preceding subject year) divided by three) over the most recent consecutive three (3) calendar year period from either (but not in combination) the applicable (i) annual non-fuel Operating and Maintenance Budgets or (ii) annual Capital Budgets (excluding Steam Generator Replacement expenses) for such three (3) year period, in which case Power Company shall have "cause"; or
                                             --

                e. As described in Section 6.068 below, with respect to Power Company if Service Company objects to a proposed transfer of Nuclear Plant assets to a nuclear operating, management or generating company.

           The parties  must agree in writing  that  "cause"  exists.
           If there is no such agreement, then "cause" must be established in arbitration under Article VIII, which arbitration shall proceed as promptly as practicable. The Cause Trigger shall not be deemed to have occurred until such an agreed or arbitrated determination of cause has been made.

           1998 dollars for a given year shall be determined by adjusting the amounts in question to reflect the change since 1998 in the following price indexes: (a) for capital expenditures the adjustment factor shall be 65% of the change in the Producers Price Index plus 35% of
                                                          ----
           the change in Consumer Price Index; and (b) for operating and maintenance expenditures the adjustment factor shall be 35% of the change in the Producers Price Index plus
                                                                 ----
           65% of the change in Consumers Price Index. These adjustment factors are expressed in the following formulas:

                AFCB = ((.65 x PPI) + (.35 x CPI))
                AFO&M=((.35 x PPI) + (.65 x CPI))

                AFCB means adjustment factor for capital budget figures in 1998 dollars.

                AFO&M means adjustment factor for operations and maintenance budget figures in 1998 dollars.

                PPI means the percentage change in the
                Producers Price Index between December 31, 1998 and the effective date of the calculation.

                CPI means the percentage change in the
                Consumers Price Index between December 31, 1998 and the effective date of the calculation.

           6.064  Without  Cause  Trigger  for  Put  Option.   Either
                  -----------------------------------------
           party may decide to transfer its Ownership Share to the other party without cause and give notice thereof under
           Section  6.066 below.  If both parties  decide to transfer
           --------------
           their respective Ownership Shares to the other Without Cause (and give notice thereof under Section 6.066 below)
                                                 -------------
           then Service Company, subject to its right of election under Section 6.067, shall purchase Power Company's
                  --------------
           Ownership Share.

           6.065 Put Option  Purchase  Price.  The purchase price for
                 ---------------------------
           a transfer pursuant to a Put Option exercised by reason of the Valuation Trigger or the Cause Trigger shall be equal to the Adjusted Book Value of the Transferring Company's Ownership Share (which for this purpose shall include the Transferring Company's share of the net,
           -------
           depreciated capitalized book value of Nuclear Plant capital investments made subsequent to Steam Generator Replacement), calculated as of the transfer date. The purchase price for any transfer by reason of the Without Cause Trigger shall be the same as the foregoing, but reduced by thirty percent (30%); provided, however, that there shall be no such reduction of the purchase price if the power generated from the Nuclear Plant is not directly subject to retail regulation on the date that the Transferring Party gives written notice of its intent to transfer as described in Section 6.066 below.

           Section   6.066.   Exercise  of  Put   Option.   Upon  the
                              --------------------------
           occurrence of a Trigger Event (but not before), the Company entitled to exercise the Put Option, if it decides to exercise such option, must give written notice to the other Company not less than twelve (12) months prior to the date of the proposed transfer (the "Notice Period"); provided, however, that a notice of intent to transfer pursuant to the Valuation Trigger may not be given earlier than thirteen (13) months prior to the date of proposed transfer. If arbitration is necessary to determine whether "cause" exists, then the Notice Period shall be  reduced by the lesser of (a) five (5) months and
                                    ------
           (b)  the  amount  of  time  consumed  by the  arbitration.
           Notwithstanding anything else herein, the Receiving Company shall have six (6) months from the date of receipt of such notice to make an election pursuant to
           Section 6.067 below.
           -------------

           Section 6.067.  Receiving Company  Election.  Upon receipt
                           ---------------------------
           of the  notice  described  in  Section  6.066  above,  the
                                          --------------
           Receiving Company must elect either (at least 30 days prior to closing) (a) to agree to purchase from the Transferring Company its Ownership Share, or (b) to
                                                          --
           proceed with shut-down and decommissioning of the Nuclear Plant (if Service Company is the Receiving Company, in which case Power Company shall either agree to and cooperate in such shut-down and decommissioning or shall promptly withdraw its put option exercise) or to request the Transferring Company to proceed with shutdown and decommissioning of the Nuclear Plant (if Power Company is the Receiving Company, in which case Service Company will either comply with such request or promptly withdraw its Put Option exercise). If the Receiving Company elects to proceed with the purchase, then the closing shall occur by the end of the Notice Period, and the Receiving Company may designate another person, company or entity to be the transferee of the Ownership Share. If the Receiving Company elects to proceed with or request shut-down and decommissioning of the Nuclear Plant, the Transferring Company may not transfer its Ownership Share but must remain an owner of the Nuclear Plant, with all the responsibilities and liabilities of an owner of the Nuclear Plant through the period of decommissioning.

           Section  6.068.   Call  Option.  If  either  Company  (the
                             ------------
           "Calling Party") wishes to transfer the Nuclear Plant or the operations, license or management of the Nuclear Plant to a nuclear operating, management or generating company, and the Nuclear Plant is eligible for and has
                     ---
           received a bona fide offer from such a nuclear operating, management or generating company that is able to effect such a transfer on reasonable terms and conditions, and
                                                                  ---
           the other Company ("Selling Party") objects to such a transfer (which it must do within 30 days of receiving written notice from the Calling Party of its intent to effectuate such a transfer, then the Calling Party shall
                                         ----
           have the right to purchase the Selling Party's Ownership Share at its Adjusted Book Value (which for this purpose shall include the Selling Party's share of the net, depreciated capitalized book value of Nuclear Plant capital investments made subsequent to Steam Generator Replacement), which purchase shall be subject to Section
           6.069 and shall close as soon as possible after the Calling Party notifies the Selling Party of its intent to exercise the Call Option (which notice must be given within 60 days of receipt of the Selling Party's objection to the transfer); provided, however, that if Power Company is the Calling Party, such an objection to transfer by Service Company shall also constitute "cause" for Power Company under Section 6.063 to give notice
                                       --------------
           pursuant to Section 6.066  (provided that such notice must
                       -------------
           be given within 60 days of receipt of Service Company's objection to the transfer) to Service Company of its intent  to  require  Service  Company  to  purchase  Power
           Company's Ownership Share pursuant to the terms, conditions and timelines for sales pursuant to the Cause Trigger set forth above, in which case Service Company shall have all the rights of a Receiving Company, including the right of election pursuant to Section
                                                             -------
           6.067.
           -----

           Section   6.069.   Other   Transfer   Requirements.    The
                              -------------------------------
           following provisions shall apply to any transfer of Ownership Share pursuant to a Put or Call Option:

                a. At the closing, the Receiving Company shall make full payment, in cash, of the purchase price for the Ownership Share transferred, and the Transferring Company shall transfer such Ownership Share, free and clear of all liens and encumbrances of any kind.

                b. Any such transfer shall be subject to securing the necessary regulatory approvals. The Parties shall cooperate and use commercially reasonable best efforts to secure all necessary regulatory approvals, including those to be obtained under Exhibit A hereto, regarding the handling of nuclear decommissioning trusts. If a Party is denied a regulatory approval or receives a regulatory approval that contains restrictions, qualifications or conditions which will have a material adverse consequence to such Party, then the Parties shall use commercially reasonable best efforts to reform this Agreement in a mutually agreeable manner, or take other mutually agreeable actions (including, without limitation, one party indemnifying or making whole the other Party), which provide each Party with economic or other benefits which are substantially equivalent to those set forth in this Agreement.

                c.   The   transferring   Company's   decommissioning
           trust funds shall be dealt with as described on Exhibit A.
                                                           ---------

                d.   The    Transferring    Company    shall   retain
           responsibility for spent fuel disposal for spent fuel utilized for the Transferring Company's generation from the Nuclear Plant's opening to the closing of the transfer and for any unpaid installment obligations to the Uranium Enrichment Decontamination and Decommissioning Fund under the Energy Policy Act of 1992 or any amendments thereto.

                e. The parties shall execute such other documents, including a definitive purchase agreement with customary terms and conditions, and take such further actions, as may be necessary to effectuate the timely closing of the transfer.

           Section 6.070. Prior Events.  Events  (including,  without
                          ------------
           limitation, transfers of the Nuclear Plant, or the operations, license or management of the Nuclear Plant) which occur prior to the effective date (as defined in

           Section 2 above) of this Amendment shall not give rise to any of the put or call options described above.

           Section  6.080.  Exchange  of Funding  Information.  After
                            ---------------------------------
           the effective date (as defined in Section 2 above) of this Amendment, the Parties shall exchange, on an annual basis, funding information regarding their respective Decommissioning Trusts (as defined on Exhibit A hereto).

8. The Parties agree the transfer by Electric Company of its ownership interest in Nuclear Plant to Service Company shall have the following effect on the Joint Agreement as amended by the Supplement No. 2 to that Joint Agreement dated February 4, 1992, (with section references below being to sections of that Supplement No. 2):

           Effect  on  Section  2.01:   Upon   transfer  of  the  ownership
                                                                  ---------
           interest  in  Nuclear  Plant  from  Electric   Company  to
           Service  Company, because Electric Company will no longer
           have  an  ownership share  in  Nuclear  Plant, Electric
           Company will not have an output share in such Nuclear Plant which could be transmitted pursuant to Section 2.01 to
           itself  or  to  other  purchasers.  When   Service  Company
           succeeds to the interest of Electric Company in Nuclear Plant, its output share in Nuclear Plant subject to Section
           2.01 shall be increased to match its ownership interest in Nuclear Plant.

           Effect on Section 2.02:  Upon  transfer of the  ownership  share
           in  Nuclear  Plant  from   Electric   Company  to   Service
           Company, the rights of Electric Company and Service Company under Section 2.02 shall not be changed, and the rights of Electric Company and Service Company to utilize the joint transmission facilities for the purposes described in Section 2.02 shall remain:

           -    Service Company to Electric Company:  335 MW
           -    Electric Company to Service Company:  95 MW

           IN WITNESS WHEREOF each of the parties has caused this Amendment Agreement to be executed by its undersigned, duly authorized officers.

                          WISCONSIN POWER AND LIGHT COMPANY

                          By:  __________________________________________
                               President

                          Attest:   __________________________________________
                               Secretary

                          WISCONSIN PUBLIC SERVICE CORPORATION

                          By:  __________________________________________
                               President

                          Attest:   __________________________________________
                               Secretary


                          MADISON GAS AND ELECTRIC COMPANY

                          By:  __________________________________________
                               President

                          Attest:   __________________________________________
                               Secretary



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